As filed with the Securities and Exchange Commission on April 1, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMPLITECH GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	27-4566352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

620 Johnson Avenue

Bohemia, NY 11716

(631) 521-7831

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Fawad Maqbool

President and Chief Executive Officer

AmpliTech Group, Inc.

620 Johnson Avenue Bohemia, NY 11716

(631) 521-7831

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gregory Sichenzia, Esq.

Avital Perlman, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

 New York, NY

(212)930-9700

From time to time after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	(1)	(2)	(2)	—
Preferred Stock, par value $0.001 per share	(1)	(2)	(2)	—
Warrants	(1)	(2)	(2)	—
Rights	(1)	(2)	(2)	—
Units	(1)	(2)	(2)	—
Offering Total:	(1)	(2)	$200,000,000	$21,820	(3)

(1)	This registration statement registers such indeterminate number of shares of common stock, preferred stock, such indeterminate number of warrants or rights to purchase common stock or preferred stock, and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $200,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or rights, or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended, or the Securities Act.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 1, 2021

PROSPECTUS

AMPLITECH GROUP, INC.

$200,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

From time to time, we may offer and sell up to $200,000,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common stock and warrants are listed on the Nasdaq Capital Market and trade under the symbols “AMPG” and “AMPGW” respectively. Each prospectus supplement will indicate if the securities to be offered thereby will be listed on any securities exchange.

The aggregate market  value of our outstanding common stock held by non-affiliates is $41,978,106 based on 6,579,771 shares of outstanding common stock, of which 3,833,617 shares are held by non-affiliates, and a per share price of $10.95  which was the closing sale price of our common stock as quoted on the Nasdaq Capital Market on March 31, 2021. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 6 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ,

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $200,000,000.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

A reverse split of the outstanding common stock at a 1-for-20 ratio became effective February 17, 2021 as of 12:01 a.m., Eastern Time. All per share amounts and number of shares in this prospectus and in the consolidated financial statements and related notes incorporated herein by reference have been retroactively restated to reflect the reverse stock split.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “AmpliTech,” the “Company,” “we,” “us,” “our” or similar references to refer to AmpliTech Group, Inc. together with any subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.amplitechinc.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INFORMATION WE INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed with the SEC on March 31, 2021);

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2021, January 22, 2021, and February 19, 2021;

•	our Form 8-A12B, filed with the SEC on February 16, 2021; and

•	the description of the securities of the Company contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2020 (filed with the SEC on March 31, 2021).

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

AmpliTech Group, Inc.

620 Johnson Avenue Bohemia, NY 11716

(631) 521-7831

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. In this context, forward-looking statements mean statements related to future events, may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For AmpliTech Group, Inc., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following, which may be amplified by the novel coronavirus (COVID-19) pandemic: competition for our customers; changes in our product mix; satisfaction of technical and quality specifications; claims of intellectual property infringement; order and shipment uncertainties; departure of key personnel; ability to make payments on our secured indebtedness; the personal guarantee by our Chief Executive Officer to secure a line of credit for the Company; non-compliance with, or changes in, the legal and regulatory environment in countries in which we operate; U.S. government audits; our ability to meet the continued listing requirements of Nasdaq; and other risks and uncertainties discussed in this and our other filings with the SEC.

These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Risk Factors” in this prospectus, as such risk factors may be amended, supplemented or superseded from time to time by reports we file with the SEC, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in any prospectus supplement. Accordingly, forward-looking statements should be not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this report and in our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus, except as required by law.

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AmpliTech Group, Inc.

Business Overview

Amplitech designs, engineers and assembles micro-wave component-based amplifiers that meet individual customer specifications. Our products consist of RF amplifiers and related subsystems, operating at multiple frequencies from 50kHz to 44GHz, including low noise amplifiers, medium power amplifiers, cryogenic amplifiers, and custom assembly designs for the aerospace, governmental, defense and commercial satellite markets. We also offer non-recurring engineering services on a project-by-project basis, for a predetermined fixed contractual amount, or on a time plus material basis.

Our Specialty Microwave division designs and manufactures passive microwave components and related subsystems for use in satellite communication ground networks that meet individual customer specifications for both domestic and international customers.

Our mission is to patent our proprietary IP and trade secrets that were used in small volume niche markets and expand our capabilities through strategic partnerships, joint ventures, mergers/acquisitions with key industry leaders in the 5G/6G, quantum computing, and cybersecurity markets. We believe this will enable us to scale up our products and revenue by developing full systems and subsystems with our unique technology as a core component, which we expect will position us as a global leader in these rapidly emerging technology sectors and addresses large volume markets as well, such as cellphone handsets, laptops, server networks, and many other applications that improve everyday quality of life.

The Company’s research and development initiative to expand its product line of low noise amplifiers to include its new 5G and wireless infrastructure products is progressing significantly. We have introduced new products that will be manufactured through our SMW acquisition. The combined engineering and manufacturing resources is expected to complement the new product development of subsystems for satellite, wireless, and 5G infrastructures, as well as advanced military and commercial markets.

Our Corporate History and Structure

The Company was incorporated under the laws of the State of Nevada on December 30, 2010 as Bayview Acquisition Corp. Our principal offices are located at 620 Johnson Avenue, Bohemia, New York 11716 and our telephone number is (631) 521 7831. On August 13, 2012, the Company acquired AmpliTech Inc., by issuing 833,750 shares of the Company’s common stock to the shareholders of Amplitech Inc. in exchange for 100% of the outstanding shares of AmpliTech Inc. (the “Share Exchange”). After the Share Exchange, the selling shareholders owned 60,000 shares of the outstanding 893,750 shares of Company common stock, resulting in a change in control. Accordingly, the transaction was accounted for as a reverse acquisition in which AmpliTech, Inc. was deemed to be the accounting acquirer, and the operations of the Company were consolidated for accounting purposes. The capital balances have been retroactively adjusted to reflect the reverse acquisition.

On September 12, 2019, the Company acquired substantially all of the assets of Specialty Microwave Corporation (“SMW”), a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, property and equipment, and goodwill. Following the closing of the asset purchase, we hired all eight team members of SMW. In connection with the acquisition, the Company began using the trade name “Specialty Microwave”. The total consideration paid was $1,143,633, consisting of $668,633 in cash and a $475,000 promissory note with an interest rate of 6%. The Company also entered into a five-year lease on the property located at 120 Raynor Avenue, Ronkonkoma, NY with an option to buy the property during the first two years of the lease for $1,200,000 and then at fair market value for the remainder of the lease term.

SMW designs and manufactures passive microwave components and related subsystems for use in satellite communication ground networks that meet individual customer specifications for both domestic and international customers.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth herein, in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Information We Incorporate By Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Risks Relating to our Business

We have had a history of losses, and we may incur additional losses in the future. We have incurred losses in various years through 2020, and we may continue to incur additional losses in the future. We had a net loss of $1,025,559 for the fiscal year ended December 31, 2020. As such, we cannot guarantee that we will become and then maintain profitability in the future. Our ability to secure and sustain profitability is based on numerous factors, many of which are out of our control, including the continued market acceptance of our current and new products for 5G, cryogenic quantum computing, and internet of things (IoT) MMICs. We may not be able to generate sufficient revenue or sell a sufficient volume of products to make a profit. Due to the uncertainty of the market and environment, among other uncertainties, AmpliTech may need additional funding after the offering to become profitable.

Our business, results of operations and financial condition may be adversely impacted by the recent COVID-19 pandemic. The novel strain of the coronavirus (COVID-19) has spread globally and has resulted in authorities imposing, and businesses and individuals implementing, numerous unprecedented measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place/stay-at-home and social distancing orders, and shutdowns. These measures have temporarily impacted our workforce and operations, and some of the operations of our customers, vendors, suppliers, and partners. Some of the countries in which we operate has been affected by the outbreak and taken measures to try to contain it. The ultimate impact and efficacy of government measures and potential future measures is currently unknown. There is uncertainty regarding the business impacts from such measures and potential future measures. While we have been able to continue our operations through a combination of work-from-home and social distancing policies implemented to protect employees, these measures have resulted in reduced workforce availability. We opened May 5, 2020 with the CDC guidelines in place. Restrictions on our access to customer facilities may impact our ability to meet customer demand and could affect our financial condition and results of operations. The extent to which our operations and prospects may be impacted by the COVID-19 pandemic will depend largely on future developments, which are highly uncertain and cannot be accurately predicted, including the frequency and severity of future outbreaks, efficacy of vaccines and the time it takes for vaccines to be widely distributed, and any corresponding actions by government authorities to contain the outbreak or treat its impact. Even after the COVID-19 pandemic is contained or has otherwise subsided, we may experience materially adverse impacts to our business due to any resulting economic recession or depression. Furthermore, the impacts of worsening global economic conditions and the continued disruptions to and volatility in the financial markets remain unknown. The impact of the COVID-19 pandemic may also exacerbate other risks discussed in these risk factors, any of which could have a material effect on us. This situation is ongoing and additional impacts may arise that we are not aware of currently.

Our market is very competitive. If we fail to compete successfully, our business and operating results will suffer. We face significant competition in the amplifier industry from both established and emerging players such as Locus Microwave, Lucix, Cernex, Erzia, HEICO and L-3 Harris Technologies. Some of our competitors have longer operating histories and significantly greater financial, research and development, marketing and other resources than us. As a result, some of these competitors are able to devote greater resources to the development, promotion, sale and support of their products. These competitors may also have the ability to provide discounted pricing on their products to gain market share. In addition, consolidation in the amplifier industry could intensify the competitive pressures that we face. Many of our existing and potential competitors may be better positioned than we are to acquire other companies, technologies or products.

Some of our customers may also maintain diverse supplier bases to enhance competition and maintain multiple providers of amplifier products. Our ability to increase order sizes from these customers and maintain or increase our market share would be constrained by these policies. In addition, any decline in quality or availability of our products or any increase in the number of suppliers that such a customer uses may decrease demand for our products and adversely affect our operating results, business and prospects.

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Our ability to compete successfully depends on numerous factors, including our ability to:

•	maintain and increase our market share and the strength of our brand in amplifiers;

•	maintain and expand our relationships with channel partners;

•	secure products in large volume in a cost-effective and timely manner from our suppliers;

•	develop innovative, differentiated, high-performance products relative to our competitors’ solutions; and

•	protect our intellectual property.

We cannot assure you that our solutions will compete favorably or that we will be successful in the face of increasing competition from new products and enhancements introduced by our existing competitors or new companies entering our market. In addition, we cannot assure you that our competitors do not have or will not develop processes or product designs that currently or in the future will enable them to produce competitive products at lower costs than ours. Any failure to compete successfully would materially adversely affect our business, prospects, operating results and financial condition

Changes in our product mix could cause our overall gross margin to decline, which may adversely affect our operating results and financial condition. Our gross margin is dependent on product mix. A shift in sales mix away from our higher margin products could adversely affect our gross margins, and there can be no assurance that we will be able to maintain our historical gross margins. In addition, as our product mix becomes more customer specific and diversified, our cost of manufacturing has increased. If revenue from LNAs and customer-specific products continues to grow relative to our other products and services, our company-wide gross margin will likely decline. Additionally, increased competition and the existence of product alternatives, weaker than expected demand and other factors may lead to further price erosion, lower revenue and lower margins for us in the future, adversely affecting our operating results and financial condition.

Our products must meet exacting technical and quality specifications. Defects, errors in or interoperability issues with our products or the failure of our products to operate as expected could affect our reputation, result in significant costs to us and impair our ability to sell our products. Our products may contain defects, errors or not operate as expected, which could materially and adversely affect our reputation, result in significant costs to us and impair our ability to sell our products in the future. Our customers have demanding specifications for quality, performance and reliability that our tag and reader products must meet. Our products are highly technical and designed to be deployed in large and complex systems, networks and other settings under a wide variety of conditions. Customers and end users may discover errors, defects or incompatibilities in our products only after they have been fully deployed. In addition, users of our products may experience compatibility or interoperability issues between our products and their enterprise software systems or networks, or between our products and other amplifying products they use.

We may also experience quality problems with our products that are combined with or incorporated into products from other vendors, such as tags produced by our inlay manufacturers, or that are assembled by subcontractors. We may have difficulty identifying and correcting the source of problems when third parties are combining, incorporating or assembling our products.

If we are unable to fix errors or other problems, we could experience:

•	loss of customers or customer orders;

•	lost or delayed market acceptance and sales of our products;

•	loss of market share;

•	damage to our brand and reputation;

•	impaired ability to attract new customers or achieve market acceptance;

•	diversion of development resources;

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•	increased service and warranty costs;

•	replacement costs;

•	legal actions by our customers; and

•	increased insurance costs.

We may be required to indemnify our customers against liabilities arising from defects in our products or their solutions which incorporate our products. These liabilities may also include costs incurred by our customers or end users to correct the problems or replace our products.

While we test our products for defects or errors prior to product release, defects or errors are occasionally identified by our customers. Such defects or errors have occurred in the past and may occur in the future. To the extent product failures are material, they could adversely affect our business, operating results, customer relationships, reputation and prospects.

We may face claims of intellectual property infringement, which could be time consuming, costly to defend or settle and result in the loss of significant rights. Our industry is characterized by companies that hold large numbers of patents and other intellectual property rights and that may vigorously pursue, protect and enforce their intellectual property rights. We may in the future be required to license patent and other intellectual property rights to technologies that are important to our business, which may be costly or prohibitively expensive to continue to operate our business. We may also receive assertions against us, our customers or distributor, claiming that we infringe patent or other intellectual property rights. Claims that our products, processes, technology or other aspects of our business infringe third-party intellectual property rights, regardless of their merit or resolution, could be costly to defend or settle and could divert the efforts and attention of our management and technical personnel. If we decline to accept an offer, the offering party may allege that we infringe such patents, which could result in litigation.

In addition, many of our customer agreements and our agreement with our distributor require us to indemnify and defend our customers or distributor from third-party infringement claims and pay damages in the case of adverse rulings. Moreover, we may not know whether we are infringing a third party’s rights, due to the large number of patents related to amplifiers or to other systemic factors. For instance, patent applications in the United States are maintained in confidence for up to 18 months after their filing or, in some cases, for the entire time prior to issuance as a patent. Thus, we would not be able to account for such rights before publication. Competitors may also have filed patent applications or received patents and may obtain additional patents and proprietary rights that block or compete with our patents. Claims of this sort could harm our relationships with our customers or distributor and might deter future customers from doing business with us. We do not know whether we will prevail in any such future proceedings given the complex technical issues and inherent uncertainties in intellectual property litigation. If any pending or future proceedings result in an adverse outcome, we could be required to:

•	cease the manufacture, use or sale of the infringing products, processes or technology;

•	pay substantial damages for infringement;

•	expend significant resources to develop non-infringing products, processes or technology;

•	license technology from the third party claiming infringement, which license may not be available on commercially reasonable terms, or at all;

•	cross-license our technology to a competitor to resolve an infringement claim, which could weaken our ability to compete with that competitor; or

•	pay substantial damages to our customers or end users to discontinue their use of or to replace infringing technology sold to them with non-infringing technology.

Any of the foregoing results could have a material adverse effect on our business, financial condition and operating results.

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We may incur substantial costs enforcing or acquiring intellectual property rights and defending against third-party claims as a result of litigation or other proceedings. We may incur substantial costs enforcing or acquiring intellectual property rights and defending against third-party claims as a result of litigation or other proceedings. In connection with the enforcement of our own intellectual property rights, the acquisition of third-party intellectual property rights or disputes related to the validity or alleged infringement of third-party intellectual property rights, including patent rights, we may be subject to claims, negotiations or complex, protracted litigation. Intellectual property disputes and litigation may be costly and can be disruptive to our business operations by diverting attention and energies of management and key technical personnel, and by increasing our costs of doing business. If we fail to prevail in any future litigation and disputes, it could adversely affect our results of operations and financial condition. Third-party intellectual property claims asserted against us could subject us to significant liabilities, require us to enter into royalty and licensing arrangements on unfavorable terms, prevent us from assembling or licensing certain of our products, subject us to injunctions restricting our sale of products, cause severe disruptions to our operations or the marketplaces in which we compete or require us to satisfy indemnification commitments with our customers, including contractual provisions under various license arrangements. In addition, we may incur significant costs in acquiring the necessary third-party intellectual property rights for use in our products. Any of these could seriously harm our business.

If we are unable to obtain patent protection for our products or otherwise protect our intellectual property rights, our business could suffer. Our success depends, in part, on our ability to obtain patent protection for or maintain as trade secrets our proprietary products, technologies and inventions and to maintain the confidentiality of our trade secrets and know‑how, operate without infringing upon the proprietary rights of others and prevent others from infringing upon our business proprietary rights. Despite our efforts to protect our proprietary rights, it is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose our technologies, inventions, processes or improvements. We cannot assure you that any of our existing or future patents or other intellectual property rights will be enforceable, will not be challenged, invalidated or circumvented, or will otherwise provide us with meaningful protection or any competitive advantage. In addition, our pending patent applications may not be granted. If our patents do not adequately protect our technology, our competitors may be able to offer additive manufacturing systems or other products similar to ours. Our competitors may also be able to develop similar technology independently or design around our patents, and we may not be able to detect the unauthorized use of our proprietary technology or take appropriate steps to prevent such use. Any of the foregoing events would lead to increased competition and lower revenues or gross margins, which could adversely affect our operating results.

Confidentiality agreements with employees and third parties may not prevent unauthorized disclosure of trade secrets and other proprietary information, and our inability to maintain the confidentiality of that information, due to unauthorized disclosure or use, or other event, could have a material adverse effect on our business. In addition to the protection afforded by patents, we seek to rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that we elect not to patent, processes for which patents are difficult to enforce, and any other elements of our product discovery and development processes that involve proprietary know-how, information, or technology that is not covered by patents. Trade secrets, however, may be difficult to protect. We seek to protect our proprietary processes, in part, by entering into confidentiality agreements with our employees, consultants, advisors, contractors and collaborators. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, advisors, contractors, and collaborators might intentionally or inadvertently disclose our trade secret information to competitors. In addition, competitors may otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Furthermore, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the United States and abroad. If we are unable to prevent unauthorized material disclosure of our intellectual property to third parties, or misappropriation of our intellectual property by third parties, we will not be able to establish or maintain a competitive advantage in our market, which could materially adversely affect our business, operating results and financial condition.

We are subject to order and shipment uncertainties. Inaccuracies in our estimates of customer demand and product mix could negatively affect our inventory levels, sales and operating results. We derive revenue primarily from customer purchase orders rather than long-term purchase commitments. To ensure availability of our products, in some cases we start manufacturing based on forecasts provided by customers in advance of receiving purchase orders from them. In some cases, our supply chain has been affected by both tariffs imposed by the Trump administration and by the COVID-19 pandemic. Our customers can cancel purchase orders or defer the shipments of our products under certain circumstances with little or no advance notice to us. Some of our products are manufactured according to our estimates of customer demand, which requires us to make demand forecast assumptions for every customer, and which may introduce significant variability into our aggregate estimate. We typically sell to channel partners and end users, and we consequently have limited visibility into future end-user demand, which could adversely affect our revenue forecasts and operating margins. Additionally, we sometimes receive soft commitments for larger order sizes which do not materialize. If we manufacture more products than we are able to sell to our customers or channel partners, we will incur losses and our results of operation and financial condition will be harmed.

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Our sales and marketing efforts may be unsuccessful in maintaining and expanding existing sales channels, developing new sales channels and increasing the sales of our products. To grow our business, we must add new customers for our products in addition to retaining and increasing sales to our current customers. Our ability to attract new customers will depend in part on the success of our sales and marketing efforts. There can be no guarantee that we will be successful in implementing our sales and marketing strategy. If suitable sales channels do not develop, we may not be able to sell certain of our products in significant volumes and our operating results, business and prospects may be harmed.

Our business would be adversely affected by the departure of members of our executive management team. Our success depends, in large part, on the continued contributions of Fawad Maqbool, our Chairman, President and Chief Executive Officer. Mr. Maqbool is not bound by employment contracts to remain with us for a specified period. Although we have additional engineering, technical and sales personnel, the loss of Mr. Maqbool’s service could harm our ability to implement our business strategy and respond to the rapidly changing market conditions in which we operate.

If we are unable to attract, train and retain qualified personnel, especially our design and technical personnel, we may not be able to effectively execute our business strategy. Our future success depends on our ability to attract, retain and motivate qualified personnel, including our management, sales and marketing, finance and especially our design and technical personnel. For example, we currently have limited number of personnel for the assembling and testing processes. We do not know whether we will be able to retain all of these personnel as we continue to pursue our business strategy. As the source of our technical and product innovations, our design and technical personnel represent a significant asset. The competition for, qualified personnel in the New York area, where we are headquartered, constrains our ability to attract qualified personnel. The loss of the services of one or more of our key employees, especially of our key design and technical personnel, or our inability to attract, retain and motivate qualified personnel could have a material adverse effect on our business, financial condition and operating results.

Failure to remediate a material weakness in internal accounting controls could result in material misstatements in our financial statements. Our management has identified a material weakness in our internal control over financial reporting related to lack of segregation of duties resulting from our limited personnel and has concluded that, due to such material weakness, our disclosure controls and procedures were not effective as of December 31, 2020. We do not expect to be able to remediate this material weakness until after this Offering. If not remediated, or if we identify further material weaknesses in our internal controls, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

If we fail to implement proper and effective internal controls, our ability to produce accurate financial statements would be impaired, which could adversely affect our operating results, our ability to operate our business and our stock price. We must ensure that we have adequate internal financial and accounting controls and procedures in place to produce accurate financial statements on a timely basis. We have tested our internal controls and identified a material weakness and may find additional areas for improvement in the future. Remediating this material weakness will require us to hire and train additional personnel. Implementing any future changes to our internal controls may require compliance training of our directors, officers and employees, entail substantial costs to modify our accounting systems and take a significant period of time to complete. Such changes may not, however, be effective in establishing the adequacy of our internal control over financial reporting, and our failure to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In addition, investors’ perceptions that our internal control over financial reporting is inadequate or that we are unable to produce accurate financial statements may materially adversely affect our stock price.

We may need to raise additional capital, which may not be available on favorable terms, if at all, and which may cause dilution to holders of our common stock, restrict our operations or adversely affect our ability to operate our business. If we need to raise additional funds due to unforeseen circumstances or material expenditures or if our operating results are worse than expected, we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all, and any additional financings could result in additional dilution to holders of our common stock. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, expending capital, or declaring dividends, or which impose financial covenants on us that limit our ability to achieve our business objectives. If we need additional capital and cannot raise it on acceptable terms, we may not be able to meet our business objectives, our stock price may fall and you may lose some or all of your investment.

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Our secured indebtedness could have important consequences to you. For example, it could:

•	limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other general corporate requirements;

•	expose us to interest rate fluctuations for our financing that has a variable interest rate on the debt;

•	require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for operations and other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	place us at a competitive disadvantage compared to competitors that may have proportionately less debt and greater financial resources.

In addition, our ability to make scheduled payments or refinance our obligations depends on our successful financial and operating performance, cash flows and capital resources, which in turn depend upon prevailing economic conditions and certain financial, business and other factors, many of which are beyond our control. These factors include, among others:

•	economic and demand factors affecting our industry;
•	pricing pressures;
•	increased operating costs;
•	competitive conditions; and
•	other operating and financial difficulties, including due to the ongoing COVID-19 pandemic.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. In the event that we are required to dispose of material assets or operations to meet our debt service and other obligations, the value realized on such assets or operations will depend on market conditions and the availability of buyers. Accordingly, any such sale may not, among other things, be for a sufficient dollar amount. Certain of our obligations are secured by a security interest in all of our assets. The foregoing encumbrances may limit our ability to dispose of material assets or operations. We also may not be able to restructure our indebtedness on favorable economic terms, if at all.

Our loan agreement contains various covenants limiting the discretion of our management in operating our business. Our business loan agreement contains, subject to certain carve-outs, various restrictive covenants that limit our management’s discretion in operating our business. In particular, these instruments limit our ability to, among other things:

•	except for debt incurred in the normal course of business, create, incur or assume indebtedness for borrowed money, including capital leases;
•	sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of our assets (except as may be permitted by the agreement); or
•	sell with recourse any of our accounts.

If we fail to comply with the restrictions in our loan agreement, a default may allow the lender under the relevant instruments to accelerate the repayment obligation of the related debt and to exercise its remedies under these agreements, which will typically include the right to declare the principal amount of that debt, together with accrued and unpaid interest and other related amounts, immediately due and payable, to exercise any remedies the lender may have to foreclose on assets that are subject to liens securing that debt and to terminate any commitments they had made to supply further funds. The loan agreement also contains various covenants that may limit our ability to pay dividends.

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Our chairman, president, chief executive officer and controlling shareholder, Mr. Fawad Maqbool, has provided a personal guarantee using his personal property, including his equity interest in our company, to secure a line of credit for the Company. A default under the credit facility could result in the sale by court order of Mr. Maqbool’s property, including his equity interest in the Company, and the resultant sale of those shares. A sale of such equity interest whether by court order or otherwise would likely cause a significant drop in the price of our common stock. Moreover, Mr. Maqbool, who could thereafter have a substantially smaller or no equity interest in our company, could have substantially less or no personal stake or interest in the commercial success of our company.

On November 20, 2020, we entered into a business loan agreement with BNB Bank, pursuant to which we received a business line of credit for $750,000, maturing on November 1, 2021 (the “BNB LOC”).

In order to procure the BNB LOC, Amplitech Group, Inc., as well as Mr. Maqbool, our Chairman, President and Chief Executive Officer (the “Guarantors”), agreed to guarantee the loan. The guarantees provided by the two Guarantors cover the full amount of the loans, interest, and any damages and related costs. Under the personal guarantees provided by the two Guarantors, the two Guarantors have agreed to perform the obligations under the agreement in the event that the Company is unable to perform its obligations. In the event that the guarantee is enforced against Mr. Maqbool, he could be obliged to use his personal property, including the equity interest in our company to fulfill his obligations under the BNB LOC. Mr. Maqbool owes a fiduciary duty of loyalty to us. However, there is potential for conflicts of interest between his personal interests and ours whether his guaranty is called upon or not. No assurance can be given that material conflicts will not arise that could be detrimental to our operations and financial prospects

As of the date of this prospectus, Mr. Maqbool beneficially owned approximately 40% of our outstanding share capital. A sale of a portion or all of Mr. Maqbool’s equity interest, whether voluntary or as a result of a court order, would likely cause a significant drop in the price of our common stock and could adversely affect our business operations, our business relationships and the marketability of our common stock and substantially reduce Mr. Maqbool’s beneficial ownership interest.

If Mr. Maqbool’s beneficial ownership of the Company is substantially reduced or eliminated, he would have little or no stake or interest in the business operations of the Company, and he could potentially leave the Company or not perform his duties as diligently as he otherwise might have.

Breaches of network or information technology security, natural disasters or terrorist attacks could have an adverse effect on our business. Cyber-attacks or other breaches of network or information technology (IT) security, natural disasters, terrorist acts or acts of war may cause equipment failures or disrupt our systems and operations. We may be subject to attempts to breach the security of our networks and IT infrastructure through cyber-attacks, malware, computer viruses and other means of unauthorized access. We have previously been subject to the unauthorized use of certain company credentials that were used without our permission to issue a false press release in April 2018. While we were able to have the false press release withdrawn, any similar unauthorized use of company credentials or other information could compromise our systems and operations, materially adversely impact our financial condition, and subject us to scrutiny and/or litigation from regulators and our customers. A failure to protect the privacy of customer and employee confidential data against breaches of network or IT security could result in damage to our reputation. To date, we have not been subject to cyber-attacks or other cyber incidents which, individually or in the aggregate, resulted in a material impact to our operations or financial condition.

The unfavorable outcome of any future litigation or administrative action could negatively impact us. Our financial results could be negatively impacted by unfavorable outcomes in any future litigation or administrative actions. We cannot assure favorable outcomes in litigation or administrative proceedings. Costs associated with litigation and administrative proceedings are very high and could negatively impact our financial results.

Non-compliance with, or changes in, the legal and regulatory environment in the countries in which we operate could increase our costs or reduce our net operating revenues. Our business is subject to various laws and regulations in the US and in the countries throughout the world in which we do business, including laws and regulations relating to commerce, intellectual property, trade, environmental, health and safety, commerce and contracts, privacy and communications, consumer protection, web services, tax, and state corporate laws and securities laws; and specifically those conducting business of electronics, many of which are still evolving and could be interpreted in ways that could harm our business. There is no assurance that we will be completely effective in ensuring our compliance with all applicable laws and regulations. Changes in applicable laws or regulations or evolving interpretations thereof, including increased government regulations, may result in increased compliance costs, capital expenditures and other financial obligations for us and could affect our profitability or impede the production or distribution of our products, which could affect our net operating revenues.

U.S. government audits and investigations could adversely affect our business. Federal government agencies, including the Defense Contract Audit Agency and the Defense Contract Management Agency, routinely audit and evaluate government contracts and government contractors’ administrative processes and systems. These agencies review the Company’s performance on contracts, pricing practices, cost structure, financial capability and compliance with applicable laws, regulations and standards. These agencies also review the adequacy of the Company’s internal control systems and policies, including the Company’s purchasing, accounting, estimating, compensation and management information processes and systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, while such costs already reimbursed must be refunded. If an audit or investigation of our business were to uncover improper or illegal activities, then we could be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. government. In addition, responding to governmental audits or investigations may involve significant expenses and divert management attention.

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Acquisitions may expose us to additional risks. We may acquire or make investments in businesses, technologies or products, whether complementary or otherwise, as a means to expand our business, if appropriate opportunities arise. There can be no assurance that we will be able to identify suitable candidates or consummate these transactions on favorable terms. If required, the financing for these transactions could result in an increase in our indebtedness, dilute the interests of our stockholders or both. The purchase price for some acquisitions may include additional amounts to be paid in cash in the future, a portion of which may be contingent on the achievement of certain future operating results of the acquired business. If the performance of any such acquired business exceeds such operating results, then we may incur additional charges and be required to pay additional amounts. Acquisitions including strategic investments or alliances entail numerous risks, which may include:

•	difficulties in integrating acquired operations or products, including the loss of key employees from, or customers of, acquired businesses;

•	diversion of management’s attention from our existing businesses;

•	adverse effects on existing business relationships with suppliers and customers;

•	adverse impacts of margin and product cost structures different from those of our current mix of business; and

•	conforming standards, controls, procedures, accounting and other policies, business cultures, and compensation structures between the two companies.

Many of these factors are outside of our control and any one of these factors could result in, among other things, increased costs and decreases in the amount of expected revenues, which could materially adversely impact our business, financial condition, and results of operations. In addition, even if we are able to successfully integrate acquired businesses, the full benefits, including the synergies, cost savings, revenue growth, or other benefits that are expected, may not be achieved within the anticipated time frame, or at all. All of these factors could decrease or delay the expected accretive effect of the acquisitions, and negatively impact our business, operating results, and financial condition.

Risks Relating to our Common Stock

The price of our common stock could be volatile and could decline at a time when you want to sell your holdings. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include:

•	quarterly variations in our results of operations or those of our competitors;

•	delays in end-user deployments of products;

•	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;

•	intellectual property infringements;

•	our ability to develop and market new and enhanced products on a timely basis;

•	commencement of, or our involvement in, litigation;

•	major changes in our Board of Directors or management, including the departure of Mr. Maqbool;

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•	changes in governmental regulations;

•	changes in earnings estimates or recommendations by securities analysts;

•	the impact of the COVID-19 pandemic on capital markets;

•	our failure to generate material revenues;

•	our public disclosure of the terms of this financing and any financing which we consummate in the future;

•	any acquisitions we may consummate;

•	announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;

•	cancellation of key contracts;

•	short selling activities;

•	changes in market valuations of similar companies; and

•	general economic conditions and slow or negative growth of end markets.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies, such as the uncertainty associated with the COVID-19 pandemic. These market fluctuations may adversely affect the price of our common stock and other interests in our company at a time when you want to sell your interest in us.

Future sales or perceived sales of our common stock could depress our stock price. If holders of our currently outstanding shares of common stock were to attempt to sell a substantial amount of their holdings at once, the market price of our common stock could decline. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short the common stock, a practice in which an investor sells shares that he or she does not own at prevailing market prices, hoping to purchase shares later at a lower price to cover the sale. As each of these events would cause the number of shares of our common stock being offered for sale to increase, our common stock market price would likely further decline. All of these events could combine to make it very difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

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Provisions in our articles of incorporation and bylaws could discourage a change in control, or an acquisition of us by a third party, even if the acquisition would be favorable to you, thereby adversely affecting existing shareholders. Our articles of incorporation and bylaws contain provisions that may have the effect of making more difficult or delaying attempts by others to obtain control of our Company, even when these attempts may be in the best interests of our shareholders. For example, our articles of incorporation authorize our Board of Directors, without stockholder approval, to issue one or more series of preferred stock, which could have voting and conversion rights that adversely affect or dilute the voting power of the holders of common stock. These provisions and others that could be adopted in the future could deter unsolicited takeovers or delay or prevent changes in our control or management, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices. These provisions may also limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

The ability of Fawad Maqbool, our Chairman, to sell his stake in us and speculation about any such sale may adversely affect the market price of our common stock. Mr. Maqbool owns a significant number of our shares of outstanding common stock and, after the lock-up agreement with the underwriter expires, he may sell any or all of his shares at any time without approval by other shareholders. Speculation by the press, stock analysts, our shareholders or others regarding the intention of Mr. Maqbool to dispose of his shares could adversely affect the market price of our common stock. Moreover, the market price of our common stock may be adversely impacted by the fact that the public float of our common stock is relatively small.

Because Fawad Maqbool, our Chairman controls a significant number of shares of our voting capital stock, he has the ability to influence actions requiring stockholder approval. As of March 31, 2021, Fawad Maqbool, our Chairman, President Chief Executive Officer, held 2,639,004 shares of common stock. As a result, Mr. Maqbool has the ability to significantly influence the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, Mr. Maqbool has the ability to influence the management and affairs of our company. Accordingly, any investors who purchase shares will likely be minority shareholders and as such will have little to no say in the direction of us and the election of directors. Additionally, this concentration of ownership might harm the market price of our common stock by:

•	delaying, deferring or preventing a change in corporate control;

•	impeding a merger, consolidation, takeover or other business combination involving us; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Because we do not intend to pay cash dividends on our shares of common stock, any returns will be limited to the value of our shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price that stockholders may be able to realize if they sell their shares.

There can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market, a failure of which could result in a de-listing of our common stock. The Nasdaq Capital Market requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from the Nasdaq Capital Market. In addition, to maintain a listing on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

Following our February 2021 reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve. Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to, research and development; engineering, operations, quality inspection, information technology and sales force expansion; marketing and sales and working capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following information describes the common stock, par value $0.001 per share, as well as certain provisions of our amended and restated articles of incorporation (our “Articles of Incorporation”) and our amended and restated bylaws (“Bylaws”). This description is only a summary. You should also refer to our Articles of Incorporation and Bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of blank check preferred stock, $0.001 par value per share. As of March 31, 2021, there are 6,579,771 shares of common stock and 0 shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding, shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Our common stock is traded on Nasdaq under the symbol “AMPG.”

The transfer agent and registrar for our common stock is Manhattan Transfer Registrar Co. Its address is 38B, Sheep Pasture Rd, Port Jefferson, NY 11777.

Preferred Stock

The Board generally will be authorized, without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock, in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions as is determined by the Board, which may include, among others, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Company at such price or prices or at such rates of exchange and with such adjustments, if any; or (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of preferred stock.

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Our stockholders have granted the Board authority to issue the preferred stock and to determine the rights and preferences of the preferred stock in order to eliminate delays associated with a stockholder vote on specific issuances. The rights of the holders of common stock will be subordinate to the rights of holders of any preferred stock issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power or other rights of the holders of common stock, and could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, a majority of our outstanding voting stock.

Anti-Takeover Effects of Some Provisions of Nevada Law

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our company.

Transactions with Interested Stockholders. The NRS prohibits a publicly-traded Nevada company from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless, prior to that date, the Board of Directors of the corporation approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the board of directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the 3 years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

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DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase shares of common stock, and/or preferred stock in one or more series. Warrants may be offered independently or together with shares of common stock, and/or preferred stock offered by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants.

If warrants for the purchase of shares of common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them;

•	the number of warrants being offered with each share of common stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related shares of common stock or preferred stock;

•

the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

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Warrants for the purchase of shares of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase shares of common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying shares of common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly complete and sign the reverse side of the warrant certificate representing the warrants; and

•	deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the shares of common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

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Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•	issue shares of common stock or preferred stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any other foregoing, as a dividend or distribution to all or substantially all holders of our common stock or preferred stock;

•	pay any cash to all or substantially all holders of our common stock or preferred stock, other than a cash dividend paid out of our current or retained earnings;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common stock or preferred stock; or

•	issue common stock, preferred stock or additional shares or other securities or property to all or substantially all holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common stock warrants or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant for shares of common stock or preferred stock, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants or preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock;

•	certain share exchanges, mergers, or similar transactions involving us that result in changes of the common stock or preferred stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants or preferred stock warrants then-outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercise.

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DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the exercise price for the rights;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

•	the number of rights issued to each stockholder and the number of rights outstanding, if any;

•	the extent to which the rights are transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	anti-dilution provisions of the rights, if any; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time, by a variety of methods, including the following:

•	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including Nasdaq;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

•	through short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any of these methods; or

•	by any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

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Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Sichenzia Ross Ference LLP. A partner of Sichenzia Ross Ference LLP owns 50,000 shares of our common stock.

EXPERTS

Our financial statements as of December 31, 2020 and December 31, 2019 have been included in reliance on the report of Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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AmpliTech Group, Inc.

$200,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$21,820
Printing and duplicating expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	$3,000 (2)
Transfer agent and trustee fees	(1)
Miscellaneous expenses	(1)
Total (2)	(1)

(1) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

(2) Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

•	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

•

Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

•	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement;

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby further undertakes:

(1) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on FormS-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bohemia, State of New York, on April 1, 2021.

AMPLITECH GROUP, INC.

By:	/s/ Fawad Maqbool
Fawad Maqbool
President and Chief Executive Officer
(PrincipalExecutiveOfficer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Fawad Maqbool and Louisa Sanfratello, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, any and all pre-effective and post-effective amendments to this Registration Statement, and any Registration Statement filed pursuant to Rule 413 or Rule 462 under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fawad Maqbool	President, Chief Executive Officer and Chairman of the Board of Directors	April 1, 2021
Fawad Maqbool	(Principal Executive Officer)

/s/ Louisa Sanfratello	Chief Financial Officer and Director	April 1, 2021
Louisa Sanfratello	(Principal Financial Officer and Principal Accounting Officer)

/s/ Andrew Lee	Director	April 1, 2021
Andrew Lee

/s/ Daniel Mazziota	Director	April 1, 2021
Daniel Mazziota

/s/ Matthew Kappers	Director	April 1, 2021
Matthew Kappers

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EXHIBIT INDEX

EXHIBIT NUMBER DESCRIPTION

1.1(1)	Form of Underwriting Agreement
4.5(1)	Certificate of Designations for Preferred Stock.
4.6(1)	Form of Common Stock Warrant Agreement and Warrant Certificate.
4.7(1)	Form of Preferred Stock Warrant Agreement and Warrant Certificate.
4.8(1)	Form of Unit Agreement and Unit Certificate.
5.1	Opinion of Sichenzia Ross Ference LLP (filed herewith).
23.1	Consent of Saddler, Gibbs & Associates LLP (filed herewith).
23.2	Consent of Sichenzia Ross Ference LLP (included in the Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

________

(1)	To be filed either by amendment or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.

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